Exhibit 99.11

SIXTH AMENDED AND RESTATED SUPPLEMENTAL CONFIRMATION
Date:	August 23, 2019

To:	Cactus Holding Company, LLC
2200 South 75th Avenue
Phoenix, AZ 85043

Attn:	Chad Killebrew

From:	Citigroup Global Markets Inc.
Fax No.:	212-615-8985
Reference Number:          To be advised by CGMI
The purpose of this Sixth Amended and Restated Supplemental Confirmation is to amend and restate the terms and conditions of the Transaction entered into between Citigroup Global Markets Inc. (“CGMI”) and Cactus Holding Company, LLC (“Counterparty”) on February 13, 2019 (such date, the “Fifth Amendment and Restatement Date” and such transaction, the “Fifth Amended and Restated Transaction”), which amended and restated the Transaction entered into between CGMI and Counterparty on May 21, 2018 (such date, the “Fourth Amendment and Restatement Date” and such transaction, the “Fourth Amended and Restated Transaction”), which amended and restated the Transaction entered into between CGMI and Counterparty on November 16, 2017 (such date, the “Third Amendment and Restatement Date” and such transaction, the “Third Amended and Restated Transaction”), which amended and restated the Transaction entered into between CGMI and Counterparty on November 18, 2016 (such date, the “Second Amendment and Restatement Date” and such transaction, the “Second Amended and Restated Transaction”), which amended and restated the Transaction entered into between CGMI and Counterparty on May 18, 2016 (such date, the “First Amendment and Restatement Date” and such transaction, the “First Amended and Restated Transaction”), which amended and restated the Transaction entered into between CGMI and Counterparty on October 30, 2015 (the “Original Transaction”).  This Sixth Amended and Restated Supplemental Confirmation, dated August 23, 2019 (the “Sixth Amended and Restated Supplemental Confirmation”), amends and restates in its entirety the Fifth Amended and Restated Supplemental Confirmation, dated February 13, 2019 (the “Fifth Amended and Restated Supplemental Confirmation”), and is subject to the Master Confirmation specified below.  All references to the Fifth Amended and Restated Supplemental Confirmation, the Fourth Amended and Restated Supplemental Confirmation, dated May 21, 2018 (the “Fourth Amended and Restated Supplemental Confirmation”), the Third Amended and Restated Supplemental Confirmation, dated November 16, 2017 (the “Third Amended and Restated Supplemental Confirmation”), the Second Amended and Restated Supplemental Confirmation, dated November 18, 2016 (the “Second Amended and Restated Supplemental Confirmation”), the Amended and Restated Supplemental Confirmation, dated May 18, 2016 (the “First Amended and Restated Supplemental Confirmation”), the Supplemental Confirmation, dated October 30, 2015 (the “Original Supplemental Confirmation”) in the Master Confirmation or in any other documentation between the parties shall be to this Sixth Amended and Restated Supplemental Confirmation.  Each party repeats to the other party the representations and warranties set forth in the Master Confirmation or in the Agreement (as defined in the Master Confirmation) (as if the Sixth Amendment and Restatement Date were the Trade Date, the date the parties entered into a Transaction and the date of the Master Confirmation).  This Sixth Amended and Restated Supplemental Confirmation is a binding contract between CGMI and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.          This Sixth Amended and Restated Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of October 30, 2015 between CGMI and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”).  All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Sixth Amended and Restated Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.
2.          The terms of the Transaction to which this Sixth Amended and Restated Supplemental Confirmation relates are as follows:

Trade Date:	October 30, 2015
Sixth Amendment and Restatement Date:	August 23, 2019
Prepayment Date:
The later of (i) the Trade Date and (ii) the first date on which all of the conditions to effectiveness set forth in the Master Confirmation have been satisfied or waived, as determined by CGMI in its reasonable discretion; provided that if CGMI determines, in its reasonable discretion, that it is impracticable for CGMI to deliver the Prepayment Amount by close of business on such date, the Prepayment Date shall be the Currency Business Day immediately following such date.  CGMI shall be deemed to have satisfied its obligation to deliver the Prepayment Amount to Counterparty upon the wiring of the Prepayment Amount to an account in the name of Cactus Holding Company II, LLC in accordance with the wire instructions provided by Counterparty.

Prepayment Amount:	USD 48,300,000
Letter Agreement Reference Price:	USD 15.0205
Counterparty Second Amendment Payment Amount:	USD 5,250,000. Counterparty agrees to pay CGMI the Counterparty Second Amendment Payment Amount on the Counterparty Second Amendment Payment Date.
Counterparty Second Amendment Payment Date:	The Currency Business Day immediately following the Second Amendment and Restatement Date.
Counterparty Fifth Amendment Payment Amount:
As determined by the Calculation Agent taking into account, for the Fifth Amended and Restated Transaction, the Amendment and Restatement Reference Price, the Forward Floor Price and the Forward Cap Price.  Subject to the Repo Termination and Irrevocable Instruction Agreement, Counterparty agrees to pay CGMI the Counterparty Fifth Amendment Payment Amount on the Counterparty Fifth Amendment Payment Date.

Counterparty Fifth Amendment Payment Date:	The “Extension Payment Date” as defined in the Repo Termination and Irrevocable Instruction Agreement.
Repo Termination and Irrevocable Instruction Agreement:
The Repo Termination and Irrevocable Instruction Agreement, dated on or about the Fifth Amendment and Restatement Date, between Citibank, N.A., CGMI, Citigroup Global Markets Limited, represented by CGMI as its agent, Counterparty, M Capital Group Investors II, LLC, Cactus Holding Company II, LLC and the other parties signatory thereto.

Sixth Amendment and Restatement Reference Price:
USD 34.00.  Promptly following the Trade Date, CGMI will deliver to Counterparty an Optional Early Termination Amount table, similar in form to that attached to the Fifth Amended and Restated Supplemental Confirmation and prepared by CGMI using a consistent methodology.

Forward Floor Price:	USD 42.50
Forward Cap Price:	USD 52.95
Final Disruption Date:	June 11, 2020
For each Component of the Transaction, the Scheduled Valuation Date and Number of Shares (reflecting adjustments through the Sixth Amendment and Restatement Date) is set forth below:
2

Component Number	Scheduled Valuation Date	Number of Shares
1	May 26, 2020	792,000
2	May 27, 2020	792,000
3	May 28, 2020	792,000

3.          For purposes of all Transactions under the Master Confirmation, Section 8(f)(ii) is hereby amended by replacing it in its entirety with the following:

Hire Act Protocols.  The parties agree that the definitions and provisions contained in the 2015 Section 871(m) Protocol as published by the International Swaps and Derivatives Association, Inc. are incorporated into and apply to the Agreement solely for purposes of this Master Confirmation as if set forth in full herein.

Counterparty hereby agrees (a) to check this Sixth Amended and Restated Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Sixth Amended and Restated Supplemental Confirmation relates by manually signing this Sixth Amended and Restated Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.
Yours sincerely,

CITIGROUP GLOBAL MARKETS INC.

		By:	/s/ Herman Hirsch
Authorized Representative

Confirmed as of the date first above written:

CACTUS HOLDING COMPANY, LLC
By: Jerry And Vickie Moyes Family Trust, its Manager

By:	/s/ Jerry C. Moyes
Name: Jerry C. Moyes
Title: Co-Trustee of the Manager

By:	/s/ Vickie Moyes
Name: Vickie Moyes
Title: Co-Trustee of the Manager

[Signature Page to Sixth Amended and Restated Supplemental Confirmation for Cactus I Forward]

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